UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2007

ELIXIR GAMING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32161	91-1696010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1120 Town Center Dr, Suite 260, Las Vegas, Nevada		89144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-733-7197

VendingData Corp.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2007, we entered into a Waiver and Amendment to Warrants (the "Amendment") with four investment funds managed by Bricoleur Capital Management, of San Diego, California (the "Bricoleur Funds"). The Amendment modified certain terms of the notes and warrants we issued to the Bricoleur Funds pursuant to an 8% Senior Secured Note Purchase Agreement dated May 1, 2006 ("Note Purchase Agreement"). Pursuant to the Note Purchase Agreement, the Bricoleur Funds purchased from us 8% senior secured notes (the "Notes") in the principal amount of $13,000,000 and warrants ("Warrants") to purchase up to 2,600,000 shares of our common stock at exercise price of $2.00 per share.

The Notes included a change in control provision that would have allowed the Bricoleur Funds to accelerate the payment of the outstanding principal amount under the Notes upon the issuance of our equity securities pursuant to the Securities Purchase and Product Participation Agreement dated June 12, 2007 ("Participation Agreement") between us and Elixir Group Limited which was approved by Shareholders on September 10, 2007. In addition, pursuant to Section 4.11 of the Note Purchase Agreement, 50% of the net proceeds from certain equity issuances by us were to be used to reduce the principal balance of the Notes, and pursuant to Section 4.11 we owed the Bricoleur Funds $825,000 in principal as a result of an equity issuance by us in June 2007.

Pursuant to the Amendment, we have agreed with the Bricoleur Funds to (a) amend the Warrants to add net exercise provisions to the Warrants, (b) effect a net exercise of those portions of the Warrants representing the right to purchase 2,275,000 shares of our common stock at a mutually agreed value of $3.50 per share for purposes of effecting such net exercise, resulting in our issuance of 975,000 shares of our common stock to the Bricoleur Funds in exchange for the cancellation of 2,275,000 Warrants, (c) waive any application of the change in control provision of the Notes with respect to the transactions under the Participation Agreement, and (d) defer the $825,000 in principal amount currently owed by us and allow us to pay such amount in accordance with the payment terms of the Notes as though the June 2007 equity issuance had not occurred.

The Note Purchase Agreement, Notes and Warrants and the respective duties and obligations of the parties thereto remain in full force and affect and unmodified, except as provided in the Amendment.

Item 3.02 Unregistered Sales of Equity Securities.

On September 7, 2007, we agreed to issue 975,000 shares of our common stock to the Bricoleur Funds in exchange for the cancellation of 2,275,000 Warrants. See Item 1.01 above. The shares were issued pursuant to Section 4(2) of the Securities Act of 1993, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

September 12, 2007	By:	David Reberger

Name: David Reberger
Title: Chief Financial Officer